Exhibit 99.1

Daybreak Oil and Gas, Inc. Announces 268% Increase in Proved Oil Reserves

SPOKANE, Washington, April 22, 2014 -- Daybreak Oil and Gas, Inc. (OTCQB:DBRM) (“Daybreak” or the “Company”), a Washington corporation, is pleased to announce that its fully-engineered proved oil reserves significantly increased by 268% to 750,047 Barrels of Oil Equivalent (“BOE”) for the fiscal year ended February 28, 2014.  The Company’s proved reserves at February 28, 2013 were 279,300 BOE.

	Feb 28, 2014	Feb 28, 2013
	BOE
California	571,810	279,300
Kentucky	178,237	-

Total	750,047	279,300

James F. Westmoreland, President and Chief Executive Officer, commented, “We are extremely pleased with our fiscal year-end reserve results.  The East Slopes property in Kern County, California continues to exceed our expectations with the growth of reserves and production from our development program.  In the upcoming year in California, we plan to continue to develop the existing reserve base and explore our acreage for new reserves.

Mr. Westmoreland continued, “We have owned our Kentucky interests for eight months and in that short amount of time, have created significant value for our shareholders through a very successful development program.  We will continue our aggressive development program in which we plan to participate in drilling at least 45 more oil wells on the 6,400 acres in which we have an interest.  We will also evaluate and seek strategic opportunities to expand our Kentucky presence.”

Daybreak Oil and Gas, Inc. is an independent oil and gas company currently engaged in the exploration, development and production of oil and gas in California and Kentucky.  The Company is headquartered in Spokane, Washington with an operations office in Friendswood, Texas.  Daybreak owns a 3-D seismic survey that encompasses 20,000 acres over 32 square miles with approximately 13,000 acres under lease in the San Joaquin Valley of California.  The Company operates production from 20 wells in our East Slopes project area, Kern County, California.  Daybreak also owns an average 25% working interest in five producing oil wells and has approximately 6,400 acres under lease in the Appalachian Basin in Lawrence County, Kentucky.

More information about Daybreak Oil and Gas, Inc. can be found at www.daybreakoilandgas.com.

Contact:

Ed Capko Telephone: 815-942-2581

Investor Relations Email: edc@daybreakoilandgas.com

Certain statements contained in this press release constitute “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” approximately,” “likely,” or “anticipates” or the negative thereof. These forward-looking statements are based on our current expectations, assumptions, estimates and projections for the future of our business and our industry and are not statements of historical fact. Such forward-looking statements include, but are not limited to, statements about our expectations regarding our financing, our future operating results, our future capital expenditures, our expansion and growth of operations and our future investments in and acquisitions of oil and natural gas properties. We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic and business conditions; exposure to market risks in our financial instruments; fluctuations in worldwide prices and demand for oil and natural gas; fluctuations in the levels of our oil and natural gas exploration and development activities; our ability to find, acquire and develop oil and gas properties, including the ability to develop the East Slopes Project prospects; risks associated with oil and natural gas exploration and development activities; competition for raw materials and customers in the oil and natural gas industry; technological changes and developments in the oil and natural gas industry; legislative and regulatory uncertainties, including proposed changes to federal tax law and climate change legislation, and potential environmental liabilities; our ability to continue as a going concern; and our ability to secure additional capital to fund operations. Additional factors that may affect future results are contained in our filings with the Securities and Exchange Commission (“SEC”) and are available at the SEC’s web site http://www.sec.gov. Daybreak Oil and Gas, Inc. disclaims any obligation to update and revise statements contained in this press release based on new information or otherwise.